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                                                                   EXHIBIT 23.2



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the related Prospectus, of our report, dated January 6, 1999, relating to the consolidated financial statements of Troy Group, Inc., included in the registration statement (File No. 333-51523) on Form S-1. We also consent to the reference to our Firm under the caption "Incorporation of Documents by Reference" in such Registration Statement on Form S-8.


                              MCGLADREY & PULLEN, LLP

                              /s/ MCGLADREY & PULLEN, LLP


Anaheim, California
August 4, 1999